Exhibit 99.1

TMC Announces First Quarter 2024 Results

NEW YORK, May 13, 2024 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and first quarter financial results for the period ending March 31, 2024.

Q1 2024 Financial Highlights

•	$11.9 million cash used in operations for the quarter ended March 31, 2024

•	Net loss of $25.2 million and net loss per share of $0.08 for the quarter ended March 31, 2024

•	Total liquidity of approximately $49 million at March 31, 2024, inclusive of:

o	Cash of $4.0 million

o	The $25 million unsecured credit facility from an affiliate of Allseas Group SA with a maturity date of August 2025

o	The $20 million unsecured credit facility with a maturity date of September 2025 provided by our largest shareholder, ERAS Capital LLC (the family office of TMC director Andrei Karkar), and our Chairman & CEO, Gerard Barron

•	Subsequent to March 31, 2024, TMC has drawn approximately $2.9 million on the unsecured credit facility provided by ERAS Capital LLC and Gerard Barron

Gerard Barron, Chairman & CEO of The Metals Company commented: “2024 is the year when most of the speculations about the environmental impacts of our emerging industry will be displaced by data and evidence. Earlier this month, NORI made another large data submission to the International Seabed Authority - NORI’s environmental baseline dataset is the largest of its kind ever gathered in the deep sea and, with still more data being prepared for another submission later this year, I am confident that our efforts over the past 12 years will provide the regulator with the data it needs to make informed decisions regarding our expected application for a NORI exploitation contract. With the continued support provided once again by our largest shareholders as announced in our year-end corporate update, we feel confident that we have the financial flexibility to deliver a world-class application.”

“Geopolitically, the U.S. is actively exploring the potential of deep-seafloor minerals, with the Pentagon currently conducting an analysis of domestic nodule processing and refining opportunities. Meanwhile, several Chinese contractors have announced plans to begin polymetallic nodule collection tests as early as 2025. While we do not have certainty on the date of the Pentagon report’s completion, I’m encouraged by the work being done by the Department of Defense and other departments. Further, we’re in active dialogue with members of Congress regarding the prioritization of feasibility work for the future refining of nodule-derived products in the United States, building on the existing base of support demonstrated in last year’s National Defense Authorization Act. We look forward to sharing more developments on this front in the coming weeks and months.”

Operational Highlights Since Last Corporate Update

•	Steve Jurvetson Joins TMC’s Board of Directors as Vice Chairman and Special Advisor to the CEO: In April 2024, renowned Silicon Valley investor Steve Jurvetson joined our board of directors as Vice Chairman and special advisor to the CEO. Mr. Jurvetson is an investor focused on founder-led, mission-driven companies at the cutting edge of disruptive technology and new industry formation. His investments include pioneering technology companies like Tesla, Planet Labs, SpaceX and Commonwealth Fusion Systems, and represent over $800 billion in aggregate value creation.

•	World-First Production of Nickel Sulfate from Deep-Seafloor Polymetallic Nodules: In April 2024, we announced that we had successfully produced the world’s first nickel sulfate derived exclusively from seafloor polymetallic nodules during pilot-scale nodule processing. In partnership with SGS Canada Inc, the testing was undertaken on samples of nickel-cobalt-copper matte produced by TMC in 2021 using the Company’s efficient flowsheet to process high-grade nickel matte directly to nickel sulfate without making nickel metal, while producing fertilizer byproducts instead of solid waste or tailings.

•	Extensive Submission of Deep-Sea Environmental Data to the ISA: In May 2024, we announced that our subsidiary NORI had made a second submission of key environmental data from all prior environmental baseline campaigns conducted in the NORI-D exploration area up to January 2022 to DeepData, an open database of contractor data managed by the International Seabed Authority (ISA). The submission of this massive batch of data includes an extensive set of geochemical and biological samples from across the water column.

Industry Update

•	ISA Consolidated Draft Regulations: In February 2024, the ISA published a consolidated set of draft regulations for the first time, harmonizing and cleaning up the text. The 225-page text is comprehensive and signals the next phase in the negotiations. Part 1 of the ISA’s 29th Session took place between March 18-29, 2024. During the Session, the ISA Council commenced negotiations on the new consolidated text and identified a number of areas for negotiation inter-sessionally.

•	Responsible Use of Seafloor Resources Act (RUSRA): In March 2024, legislation was introduced in the U.S. House of Representatives calling for the U.S. to “support international governance of seafloor resource exploration and responsible polymetallic nodule collection by allied partners”, and to “provide financial, diplomatic, or other forms of support for seafloor nodule collection, processing and refining.”

Financial Results Overview

At March 31, 2024, we held cash of approximately $4.0 million and held no financial debt. We believe that our total liquidity including cash and borrowing availability under a credit facility with an affiliate of Allseas, and our credit facility with ERAS Capital LLC and Mr. Barron, will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

We reported a net loss of approximately $25.2 million, or $0.08 per share for the quarter ended March 31, 2024, compared to net loss of $13.7 million, or $0.05 per share, for the quarter ended March 31, 2023. Exploration and evaluation expenses during the quarter ended March 31, 2024 were $18.1 million compared to $7.2 million for the quarter ended March 31, 2023. The significant decrease in the exploration and evaluation expenses in the first quarter of 2024 was primarily due to an increase in mining, technological and process development of $10.4 million due to increased engineering work and expenses incurred on the transportation of nodules to PAMCO’s facility in Japan, and higher personnel costs. This was partially offset by a decrease in environmental studies as the cost for Campaign 8 which commenced in the fourth quarter of 2023 was completed in the first quarter of 2024, and was lower than the cost of the environmental work in the first quarter of 2023 following the completion of the NORI integrated collector test.

General and administrative expenses were $6.6 million for the quarter ended March 31, 2024 compared to $6.2 million for the quarter ended March 31, 2023, reflecting higher amortization of share-based compensation and higher consulting fees, offset by lower legal costs.

Conference Call

We will hold a conference call today at 4:30 p.m. EDT to provide an update on recent corporate developments, first quarter 2024 financial results and upcoming milestones.

First Quarter 2024 Conference Call Details

Date:	Monday, May 13, 2024
Time:	4:30 pm EDT
Audio-only Dial-in:	Register Here
Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the global energy transition with the least possible negative impacts on planet and people and (2) trace, recover and recycle the metals we supply to help create a metals commons that can be used in perpetuity. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga. More information is available at www.metals.co.

Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to the potential impact of the Company’s potential commercial operations, the Company’s expected application to the ISA for an exploitation contract, the potential outcome of actions of the U.S. government, the Company’s dialogue with members of the U.S. government, the status and timing of adopting final regulations, or Mining Code, for the exploitation of deep-sea polymetallic nodules and the Company’s financial and operating plans moving forward. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the ISA's ability to timely adopt the Mining Code and/or willingness to review and/or approve a plan of work for exploitation under the United Nations Convention on the Laws of the Sea (UNCLOS); the Company’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on the Company’s resource activities; changes to any of the laws, rules, regulations or policies to which the Company is subject, including the terms of the final Mining Code, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on the Company’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; the Company’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; the Company’s ability to successfully enter into binding agreements with Allseas Group S.A. and other parties in which it is in discussions, if any, including Pacific Metals Company of Japan; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas Group S.A.’s expected development efforts with respect to the Project Zero offshore system; the Company’s dependence on Allseas Group S.A.; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with the Company’s limited operating history, limited cash resources and need for additional financing and risk that such financing may not be available on acceptable terms, or at all; risks associated with the Company’s intellectual property; Low Carbon Royalties’ limited operating history and other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 25, 2024, as amended. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

(Unaudited)

	As at March 31, 2024	As at December 31, 2023
ASSETS
Current
Cash	$3,991	$6,842
Receivables and prepayments	1,953	1,978
	5,944	8,820
Non-current
Exploration contracts	43,150	43,150
Equipment	1,048	1,133
Software development costs	1,718	1,643
Right-of-use asset	5,244	5,721
Investment	8,351	8,429
	59,511	60,076

TOTAL ASSETS	$65,455	$68,896

LIABILITIES
Current
Accounts payable and accrued liabilities	36,470	31,334
	36,470	31,334
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	14,000	14,000
Warrants liability	2,500	1,969
TOTAL LIABILITIES	$63,645	$57,978

EQUITY
Common shares (unlimited shares, no par value – issued: 318,291,383 (December 31, 2023 – 306,558,710))	454,431	438,239
Additional paid in capital	122,691	122,797
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(574,096)	(548,902)
TOTAL EQUITY	1,810	10,918

TOTAL LIABILITIES AND EQUITY	$65,455	$68,896

TMC the metals company Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss

(in thousands of US Dollars, except share and per share amounts)

(Unaudited)

	Three months ended March 31,	Three months ended March 31,
	2024	2023
Operating expenses
Exploration and evaluation expenses	$18,123	$7,169
General and administrative expenses	6,559	6,214
Operating loss	24,682	13,383

Other items
Equity-accounted investment loss	78	219
Change in fair value of private warrants liability	531	544
Foreign exchange (gain) loss	(266)	29
Interest income	(102)	(454)
Fees and interest on credit facility	271	27
Loss and comprehensive loss for the period	$25,194	$13,748

Loss per share
- basic and diluted	$0.08	$0.05

Weighted average number of Common Shares outstanding – basic and diluted	311,521,854	272,029,603

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Additional Paid in	Accumulated Other Comprehensive
Three months ended March 31, 2024	Shares	Amount	Capital	Loss	Deficit	Total
January 1, 2024	306,558,710	$438,239	$122,797	$(1,216)	$(548,902)	$10,918
Issuance of shares and warrants under Registered Direct Offering, net of expenses	4,500,000	7,447	1,553	-	-	9,000
Exercise of stock options	120,000	144	46	-	-	190
Conversion of restricted share units, net of shares withheld for taxes	7,112,673	8,601	(8,601)	-	-	-
Share-based compensation and expenses settled with equity	-	-	6,896	-	-	6,896
Loss for the period	-	-	-	-	(25,194)	(25,194)
March 31, 2024	318,291,383	$454,431	$122,691	$(1,216)	$(574,096)	$1,810

	Common Shares		Additional Paid in	Accumulated Other Comprehensive
Three months ended March 31, 2023	Shares	Amount	Capital	Loss	Deficit	Total
January 1, 2023	266,812,131	$332,882	$184,960	$(1,216)	$(475,121)	$41,505
Shares issued to Allseas	10,850,000	9,394	-	-	-	9,394
Conversion of restricted share units, net of shares withheld for taxes	2,956,154	2,814	(2,814)	-	-	-
Share-based compensation and Expenses settled with equity	-	-	4,650	-	-	4,650
Loss for the period	-	-	-	-	(13,748)	(13,748)
March 31, 2023	280,618,285	$345,090	$186,796	$(1,216)	$(488,869)	$41,801

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of US Dollars)

(Unaudited)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Cash provided by (used in)

Operating activities
Loss for the period	$(25,194)	$(13,748)
Items not affecting cash:
Amortization	85	88
Lease expense	477	-
Share-based compensation and expenses settled with equity	6,896	4,650
Equity-accounted investment loss	78	219
Change in fair value of warrants liability	531	544
Unrealized foreign exchange movement	(293)	(20)
Changes in working capital:
Receivables and prepayments	25	(459)
Accounts payable and accrued liabilities	5,543	(14,758)
Net cash used in operating activities	(11,852)	(23,484)

Investing activities
Acquisition of equipment and software	(340)	-
Net cash used in investing activities	(340)	-

Financing activities
Proceeds from Registered Direct Offering	9,000	-
Expenses paid for Registered Direct Offering	(142)	-
Proceeds from exercise of stock options	190	-
Proceeds from Low Carbon Royalties investment	-	5,000
Net cash provided by financing activities	9,048	5,000

Decrease in cash	$(3,144)	$(18,484)
Impact of exchange rate changes on cash	293	20
Cash - beginning of period	6,842	46,876
Cash - end of period	3,991	28,412